Report of Independent
Registered Public
Accounting Firm

To the Shareholders
and Board of Trustees
of
Edward Jones Money
Market Fund:

In planning and
performing our audit
of the financial
statements of Edward
Jones Money
Market Fund (the
"Fund") as of and
for the year ended
February 28, 2011,
in accordance
with the standards
of the Public Company
Accounting Oversight
Board (United States),
we considered the
Fund's internal
control over financial
reporting, including
controls
over safeguarding
securities, as a basis
for designing our
auditing procedures
for the
purpose of expressing
our opinion on the
financial statements
and to comply with the
requirements of Form
N-SAR, but not for
the purpose of
expressing an opinion
on the
effectiveness of the
Fund's internal control
over financial reporting.
Accordingly, we
express no such opinion.

The management of the
Fund is responsible for
establishing and
maintaining effective
internal control over
financial reporting.
In fulfilling this
responsibility, estimates
and
judgments by management
are required to assess
the expected benefits
and related costs
of controls. A company's
internal control over
financial reporting is
a process designed to
provide reasonable
assurance regarding
the reliability of
financial reporting
and the
preparation of financial
statements for external
purposes in accordance
with generally
accepted accounting
principles.  A company's
internal control over
financial reporting
includes those policies
and procedures that
(1) pertain to the
maintenance of records
that,
in reasonable detail,
accurately and fairly
reflect the transactions
and dispositions of the
assets of the company;
(2) provide reasonable
assurance that the
transactions are recorded
as necessary to permit
preparation of financial
statements in accordance
with generally
accepted accounting
principles, and that
receipts and expenditures
of the company are
being made only in
accordance with
authorizations of
management and directors
of the
company; and (3)
provide reasonable
assurance regarding
prevention or timely
detection
of unauthorized
acquisition, use or
disposition of a
company's assets that
could have a
material effect on the
financial statements.

Because of its inherent
limitations, internal
control over financial
reporting may not
prevent or detect
misstatements. Also,
projections of any
evaluation of effectiveness
to
future periods are
subject to the risk
that controls may become
inadequate because of
changes in conditions, or
that the degree of
compliance with the policies
or procedures
may deteriorate.

A deficiency in internal
control over financial
reporting exists when the
design or
operation of a control does
not allow management or
employees, in the normal
course of
performing their assigned
functions, to prevent or
detect misstatements on a
timely basis.
A material weakness is a
deficiency, or a combination
of deficiencies, in internal
control
over financial reporting,
such that there is a
reasonable possibility
that a material
misstatement of the company's
annual or interim financial
statements will not be
prevented or detected on
a timely basis.



Our consideration of the
Fund's internal control
over financial reporting
was for the
limited purpose described
in the first paragraph
and would not necessarily
disclose all
deficiencies in internal
control that might be
material weaknesses under
standards
established by the Public
Company Accounting
Oversight Board (United
States).
However, we noted no
deficiencies in the
Fund's internal control
over financial reporting
and its operation,
including controls over
safeguarding securities
that we consider to be a
material weakness as
defined above as of
February 28, 2011.

This report is intended
solely for the
information and use of
management and the Board
of Trustees of the Fund
and the Securities and
Exchange Commission and
 is not intended
to be, and should not
be, used by anyone other
than these specified parties.



Ernst & Young LLP

Boston, Massachusetts
April 25, 2011